EXHIBIT 21.1

SUBSIDIARIES OF COMFORT SYSTEMS USA, INC.

as of December 31, 2022

ENTITY NAME	DOMESTIC JURISDICTION	FORMATION DATE
ACI Mechanical, Inc.	Delaware	06/26/1998
Air Systems Engineering, Inc.	Washington	05/18/1973
AirTemp, Inc.	Maine	10/15/1998
Altrax Tool and Equipment Co LLC	Tennessee	12/03/2018
Amteck Communication Management LLC	Delaware	06/05/2018
Amteck Holdco LLC	Delaware	11/07/2018
Amteck Sprinkler LLC	Delaware	01/25/2018
Amteck, LLC	Kentucky	06/15/1999
Armani East LLC	New York	12/03/2018
Associated Boiler Systems, Inc.	Indiana	12/17/2013
Atlantic Electric, LLC	South Carolina	12/20/2002
BCH Holdings, Inc.	Florida	12/28/2004
BCH Leasing, LLC	Florida	10/25/1990
BCH Mechanical, L.L.C.	Florida	10/19/1976
BCM Controls Corporation	Massachusetts	10/03/1984
Billone West LLC	New York	12/03/2018
Blue C, LLC dba HVACRedu.net	Montana	01/01/2007
Brick & Mortar Ventures II, L.P.	Delaware	01/12/2021
California Comfort Systems USA, Inc.	California	05/18/1983
ColonialWebb Contractors Company	Virginia	03/30/1972
Comfort Systems USA (Arkansas), Inc.	Arkansas	03/17/1998
Comfort Systems USA (Intermountain), Inc.	Utah	05/06/1969
Comfort Systems USA (Kentucky), Inc.	Kentucky	02/10/1981
Comfort Systems USA (Mid South), Inc.	Alabama	08/06/1998
Comfort Systems USA (MidAtlantic), LLC	Virginia	01/01/2010
Comfort Systems USA (Northwest), Inc.	Washington	02/14/1984
Comfort Systems USA (Ohio), Inc.	Ohio	10/10/1979
Comfort Systems USA (South Central), Inc.	Texas	05/24/2007
Comfort Systems USA (Southeast), Inc.	Delaware	03/24/1998
Comfort Systems USA (Southwest), Inc.	Arizona	12/23/1977
Comfort Systems USA (Syracuse), Inc.	New York	03/08/1965
Comfort Systems USA (Texas), L.P.	Texas	08/14/1998
Comfort Systems USA G.P., Inc.	Delaware	08/12/1998
Comfort Systems USA Strategic Accounts, LLC	Indiana	07/28/1998
ConServ Building Services of Alabama, LLC	Alabama	12/28/2012
ConServ Building Services of Georgia, LLC	Georgia	11/04/2008
ConServ Building Services of North Carolina, LLC	North Carolina	03/22/2010
ConServ Building Services of Tennessee, LLC	Tennessee	01/07/2010
ConServ Building Services of Texas, LLC	Texas	01/22/2010
ConServ Building Services, LLC	Florida	01/05/2005
Control Concepts Mechanical Services, LLC	Georgia	01/17/2008
Control Concepts, LLC	Georgia	12/16/1996
CSUSA (10), LLC	North Carolina	10/21/2011
Design Mechanical Incorporated	Colorado	11/25/2003
Dilling Group, Inc.	Indiana	12/14/1984
Dilling, LLC	Indiana	12/29/1998
Dyna Ten Corporation	Texas	06/26/1980
Dyna Ten Maintenance Services, LLC	Texas	08/07/2006

ENTITY NAME	DOMESTIC JURISDICTION	FORMATION DATE
Dilling Group, Inc.	Indiana	12/14/1984
E Solutions LLC	Indiana	06/17/2009
Eastern Heating & Cooling, Inc.	New York	12/19/1988
Edwards Electrical & Mechanical, Inc.	Indiana	02/28/1968
Environmental Air Systems, LLC	North Carolina	10/07/2011
Envirotrol, LLC	North Carolina	10/28/2011
F. W. Dilling, LLC	Indiana	12/06/1999
Granite State Holdings Company, Inc.	Delaware	11/03/2005
Granite State Plumbing & Heating, LLC	New Hampshire	07/31/2001
Hayes & Lunsford Electric, LLC	South Carolina	06/01/2018
Hess Mechanical, LLC	Maryland	12/31/2015
Ivey Mechanical Company, LLC	Mississippi	12/02/2002
Kodiak Labor Solutions, LLC	Delaware	12/04/2017
Mechanical Technical Services, Inc.	Texas	05/24/2007
MEP Holding Co., Inc.	Indiana	09/01/2006
MJ Mechanical Services, Inc.	Virginia	12/12/1997
N471VY Trust	Utah	12/01/2021
North American Mechanical, Inc.	Delaware	03/17/1998
OFF, LLC	Indiana	11/22/2002
Post Oak Insurance Co. Ltd.	Cayman Islands	10/04/2019
Premier Prefabrication Solutions, LLC	Texas	01/16/2018
Quality Air Heating & Cooling, Inc.	Michigan	09/10/1980
Riddleberger Brothers, Inc.	Virginia	12/22/1958
Royalaire Holdings, LLC	Florida	03/22/2006
Royalaire Mechanical Services, LLC	Florida	09/12/2006
S.I. Goldman Company, Inc.	Florida	10/04/1976
S.M. Lawrence Company, Inc.	Tennessee	03/08/1973
Seasonair, LLC	Maryland	10/28/1966
ShoffnerKalthoff MES, Inc.	Tennessee	05/18/2005
Starr Electric Company, Incorporated	North Carolina	07/27/1942
TAS Energy Inc.	Delaware	04/30/2010
TAS Modular Data Limited	Ireland	11/20/2019
Temp Right Service, Inc.	Delaware	09/25/1997
Tennessee Electric Company, Inc.	Tennessee	06/02/1961
TES Controls, LLC	Kentucky	12/10/2015
Thermal Service, LLC	Kentucky	05/16/2008
Trinity Contractors, LLC	Alabama	05/15/2017
Trumbo Electric, Incorporated	Virginia	06/02/1966
Walker Electrical Contractors, Inc.	Texas	03/23/2010
Walker Engineering, Inc.	Texas	01/29/2002
Walker Industrial, LLC	Texas	12/12/2014
Walker TX Holding Company, LLC	Texas	05/13/2013
Western States Mechanical, Inc.	Utah	03/05/1990